    As filed with the Securities and Exchange Commission on November 8, 2001

                                      Registration Nos. 33-50553 and 33-50553-01


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                     TEXACO CAPITAL LLC                                                   TEXACO INC.
   (Exact name of registrant as specified in its charter)           (Exact name of registrant as specified in its charter)

                  TURKS AND CAICOS ISLANDS                                                 DELAWARE
      (State or other jurisdiction of incorporation or                 (State or other jurisdiction of incorporation or
                        organization)                                                    organization)

                         98-0136600                                                       74-1383447
            (I.R.S. Employer Identification No.)                             (I.R.S. Employer Identification No.)

                       C/O TEXACO INC.
                   2000 WESTCHESTER AVENUE                                          2000 WESTCHESTER AVENUE
                   WHITE PLAINS, NY 10650                                           WHITE PLAINS, NY 10650
                       (914) 253-4000                                                   (914) 253-4000
(Address, including zip code, and telephone number, including    (Address, including zip code, and telephone number, including
  area code, of registrant's principal executive offices)          area code, of registrant's principal executive offices)

                       LYDIA I. BEEBE                                                   LYDIA I. BEEBE
            VICE PRESIDENT & CORPORATE SECRETARY                             VICE PRESIDENT & CORPORATE SECRETARY
                      575 MARKET STREET                                                575 MARKET STREET
                   SAN FRANCISCO, CA 94105                                          SAN FRANCISCO, CA 94105
  (Name, address, including zip code, and telephone number,        (Name, address, including zip code, and telephone number,
         including area code, of agent for service)                       including area code, of agent for service)


                                   Copies to:
                              Ruth Modisette, Esq.
                            David M. Koeninger, Esq.
                             Pillsbury Winthrop LLP
                                50 Fremont Street
                         San Francisco, California 94105

                              --------------------


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                           TERMINATION OF REGISTRATION

      This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, Registration Nos. 33-50553 and 33-50553-01, filed on October 8, 1993, and pertains to Cumulative Guaranteed Monthly Income Preferred Shares of Texaco Capital LLC and backup undertakings by Texaco Inc.

      The undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement which remain unissued.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 7, 2001.



                                      TEXACO INC.



                                      By: /s/ Lydia I. Beebe
                                          --------------------------------------
                                                        Lydia I. Beebe
                                          Vice President and Corporate Secretary



                                      TEXACO CAPITAL LLC
                                      By TEXACO INC., its Manager



                                      By: /s/ Lydia I. Beebe
                                          --------------------------------------
                                                       Lydia I. Beebe
                                          Vice President and Corporate Secretary